Exhibit 99.1
MeridianLink Reports Fourth Quarter and Fiscal Year 2024 Results
Fourth quarter revenue of $79.4 million grows 7% year-over-year

COSTA MESA, Calif., March 6, 2025 — MeridianLink, Inc. (NYSE: MLNK), a leading provider of modern software platforms for financial institutions and consumer reporting agencies, today announced financial results for the fourth quarter and fiscal year ended December 31, 2024. Additionally, MeridianLink’s Board of Directors has approved a stock repurchase program that authorizes the Company to repurchase up to $129.5 million of its common stock.

“MeridianLink® finished the year strongly, with record bookings despite a challenging macro environment, which is continued evidence of customers turning to MeridianLink® One to implement digital lending strategies that win," said Nicolaas Vlok, chief executive officer of MeridianLink. “Our dedication to customer success paired with our focus on execution has solidified our position as the leading digital lending platform for mid-market financial institutions. Looking forward, we are deploying capital into the business to drive demand and accelerate revenue growth. With our solid foundation and incremental investment, we believe we are well-positioned to scale the business in 2025 and beyond.”

Quarterly Financial Highlights:
•Revenue of $79.4 million, an increase of 7% year-over-year
•Lending software solutions revenue of $63.8 million, an increase of 7% year-over-year
•Operating loss of $(0.2) million, or 0% of revenue, and non-GAAP operating income of $17.8 million, or 22% of revenue
•Net loss of $(7.7) million, or (10)% of revenue, and adjusted EBITDA of $33.4 million, or 42% of revenue
•Cash flows from operations of $13.8 million, or 17% of revenue, and free cash flow of $12.1 million, or 15% of revenue

2024 Fiscal Year Financial Highlights:
•Revenue of $316.3 million, an increase of 4% year-over-year
•Lending software solutions revenue of $249.3 million, an increase of 7% year-over-year
•Operating income of $4.6 million, or 1% of revenue, and non-GAAP operating income of $67.7 million, or 21% of revenue
•Net loss of $(29.8) million, or (9)% of revenue, and adjusted EBITDA of $130.7 million, or 41% of revenue
•Cash flows from operations of $77.8 million, or 25% of revenue, and free cash flow of $70.3 million, or 22% of revenue

Business and Operating Highlights:
•MeridianLink finished the year strong with a healthy pipeline and record bookings driven by demand for MeridianLink® One, demonstrating the success of our land and expand strategy.
•In the quarter, fifteen customers selected MeridianLink® Access, demonstrating continued demand for our enhanced Point-of-Sale solution that provides personalized, digital consumer experiences.
•MeridianLink achieved the best new logo quarter in two years, including a significant deal with an $8 billion bank who purchased both MeridianLink® Mortgage and Consumer to enable cross-selling and their digital transformation efforts.
•MeridianLink launched a new Share-of-Wallet add-on for MeridianLink® Consumer and Opening customers, which FedChoice Federal Credit Union implemented, resulting in conversion rates of up to 9% for their campaigns.
•MeridianLink announced a new partnership with ScoreNavigator, an advanced credit report analysis tool, providing our customers with a more efficient screening and communication platform to increase application approval opportunities for lenders.

Stock Repurchase Program
Our board of directors has authorized a new stock repurchase program to acquire up to $129.5 million of the Company’s common stock in February 2025. The program is effective immediately and supersedes all prior authorized stock repurchase programs. There was an aggregate of approximately $29.7 million remaining for repurchase under the prior stock repurchase programs. Stock repurchases are subject to the Company’s discretion based on various factors, including market conditions.

Business Outlook
Based on information as of today, March 6, 2025, the Company issues full year 2025 financial guidance as follows:

Full Year 2025:
•Revenue is expected to be in the range of $326.0 million to $334.0 million
•Adjusted EBITDA is expected to be in the range of $131.5 million to $137.5 million

Conference Call Information
MeridianLink will hold a conference call to discuss its fourth quarter and fiscal year 2024 results today, March 6, 2025, at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time). The conference call can be accessed by dialing (800) 549-8228 from North America toll-free or the International number of (289) 819-1520 with Conference ID 31623. A live webcast of the conference call can be accessed from the investor relations page of MeridianLink’s website at ir.meridianlink.com. An archived replay of the webcast will be available at the same website following the conclusion of the call. A telephonic replay will be available until 8:59 p.m. Pacific Time (11:59 p.m. Eastern Time) on Thursday, March 13, 2025, by dialing (888) 660-6264 from North America or the International number of (289) 819-1325 with Playback Passcode 31623.

MeridianLink uses its investor relations website (https://ir.meridianlink.com), press releases, SEC filings, public conference calls and webcasts, blog posts on its website, as well as its social media channels, such as its LinkedIn page (www.linkedin.com/company/meridianlink), X (formerly Twitter) feed (@meridianlink), and Facebook page (www.facebook.com/MeridianLink/), as a means of disclosing material information and for complying with its disclosure obligations under Regulation FD. Information contained on or accessible through the websites is not incorporated by reference into this release, and links for these websites are inactive textual references only.

For More Information:

Press Contact
Sydney Wishnow
(508) 808-9060
meridianlinkPR@clyde.us

Investor Relations Contact
Gianna Rotellini
(714) 332-6357
InvestorRelations@meridianlink.com

About MeridianLink
MeridianLink® (NYSE: MLNK) empowers financial institutions and consumer reporting agencies to drive efficient growth. MeridianLink’s cloud-based digital lending, account opening, background screening, and data verification software solutions leverage shared intelligence from a unified data platform, MeridianLink® One, to enable customers of all sizes to identify growth opportunities, effectively scale up, and support compliance efforts, all while powering an enhanced experience for staff and consumers alike.

For more than 25 years, MeridianLink has prioritized the democratization of lending for consumers, businesses, and communities. Learn more at www.meridianlink.com.

Operational Measures Definitions
We reference bookings, which is an internal operational measure of the business. Bookings is defined as the minimum annual contracted value, or ACV, of newly sold capabilities of our software-as-a-service, or SaaS, products and professional services orders, inclusive of any corresponding fees owed to Third Parties. Bookings is a useful metric as it reflects the SaaS and services that have not been delivered. Management uses bookings to plan their go-to-market and services activities and inform product development efforts.

We reference ACV and ACV release, which are internal operational measures of the business. In any given period, ACV represents the minimum annualized SaaS revenue commitment from fully activated contracts in effect for customers at the end of the applicable period. ACV release is the portion of ACV that is recognized as subscription revenue throughout the twelve-month period beginning on the date after our software solutions are fully implemented. ACV and ACV release are useful to investors in assessing the growth and trajectory of our business. ACV and ACV release are used by management in financial and operational decision-making.

Non-GAAP Financial Measures
To supplement the financial measures presented in accordance with generally accepted accounting principles, or GAAP, we provide certain non-GAAP financial measures, such as adjusted EBITDA and adjusted EBITDA margin; non-GAAP operating income (loss); non-GAAP net income (loss); non-GAAP cost of revenue; non-GAAP sales and marketing expenses; non-GAAP research and development expenses; non-GAAP general and administrative expenses; and free cash flow. The presentation of these financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. Rather, we believe that these non-GAAP financial measures, when viewed in addition to and not in lieu of our reported GAAP financial results, provide investors with additional meaningful information to assess our financial performance and trends, enable comparison of financial results between periods, and allow for greater transparency with respect to key metrics utilized internally in analyzing and operating our business. The following definitions are provided:
•Non-GAAP operating income (loss): GAAP operating income (loss), excluding the impact of share-based compensation, employer payroll taxes on employee stock transactions, expenses associated with our public offering, charges and gains in connection with litigation unrelated to our core business, expenses related to debt modification, restructuring related costs, expenses for services performed by a third party consultant relating to efforts to remediate our material weakness, and third party acquisition related costs. Non-GAAP operating margin is Non-GAAP operating income (loss) divided by total GAAP revenue.

•Non-GAAP net income (loss): GAAP net income (loss), excluding the impact of share-based compensation, employer payroll taxes on employee stock transactions, expenses associated with our public offering, charges and gains in connection with litigation unrelated to our core business, expenses related to debt modification, restructuring related costs, expenses for services performed by a third party consultant relating to efforts to remediate our material weakness, third party acquisition related costs, and the effect of income taxes, on non-GAAP items. The effects of income taxes on non-GAAP items reflect a fixed long-term projected tax rate of 24%. Non-GAAP net income (loss) margin is Non-GAAP net income (loss) divided by total GAAP revenue.

The Company employs a structural long-term projected non-GAAP income tax rate of 24% for greater consistency across reporting periods, eliminating effects of items not directly related to the Company's operating structure that may vary in size and frequency. This long-term projected non-GAAP income tax rate is determined by analyzing a mix of historical and projected tax filing positions, assumes no additional acquisitions during the projection period and does not include the impact from the partial deferred tax asset valuation allowance, and takes into account various factors, including the Company’s anticipated tax structure, its tax positions in different jurisdictions, and current impacts from key U.S. legislation where the Company operates. We will reevaluate this tax rate, as necessary, for significant events such as significant alterations in the U.S. tax environment, substantial changes in the Company’s geographic earnings mix due to acquisition activity, or other shifts in the Company’s strategy or business operations.

•Adjusted EBITDA: GAAP net income (loss) before interest expense, provision for income taxes, depreciation and amortization of intangible assets, share-based compensation expense, employer payroll taxes on employee stock transactions, expenses associated with our public offering, charges and gains in connection with litigation unrelated to our core business, expenses related to debt modification, restructuring related costs, expenses for services performed by a third party consultant relating to efforts to remediate our material weakness, third party acquisition-related costs and deferred revenue reductions from purchase accounting for acquisitions prior to the adoption of ASU 2021-08, “Business Combinations (Topic 805): Accounting for Contract Assets and Contract Liabilities from Contracts with Customers,” which we early adopted on January 1, 2022 on a prospective basis. Deferred revenue from acquisitions prior to the adoption of ASU 2021-08 was recognized on a straight line basis through December 31, 2023. Non-GAAP Adjusted EBITDA margin is Non-GAAP Adjusted EBITDA divided by total GAAP revenue.

•Non-GAAP cost of revenue: GAAP cost of revenue, excluding the impact of share-based compensation, employer payroll taxes on employee stock transactions, and amortization of developed technology.

•Non-GAAP operating expenses: GAAP operating expenses, excluding the impact of share-based compensation, employer payroll taxes on employee stock transactions, expenses associated with our public offering, charges in connection with litigation unrelated to our core business, expenses related to debt modification, expenses for services performed by a third party consultant relating to efforts to remediate our material weakness, third party acquisition related costs, and depreciation and amortization of intangible assets, as applicable.

•Free cash flow: GAAP cash flow provided by operating activities less GAAP purchases of property and equipment (Capital Expenditures) and GAAP capitalized software additions (Capitalized Software).
Reconciliations to comparable GAAP financial measures are available in the accompanying schedules, which are posted as part of this earnings release on our website. No reconciliation to the most comparable GAAP measure is provided with respect to certain forward-looking non-GAAP financial measures as the GAAP measures are not accessible on a forward-looking basis. We cannot reliably predict all necessary components or their impact to reconcile such financial measures without unreasonable effort due to market-related assumptions that are not within our control as well as certain legal or advisory costs, tax costs or other costs that may arise. The events necessitating a non-GAAP adjustment are inherently unpredictable and may have a significant impact on our future GAAP financial results.

Forward-Looking Statements
This release contains, and our above-referenced conference call and webcast will contain, statements which are not historical facts and are considered forward-looking within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Generally, these statements can be identified by the use of words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “seeks,” “should,” “will,” and variations of such words or similar expressions, although not all forward-looking statements contain these identifying words. Further, statements describing our strategy, outlook, guidance, plans, intentions, or goals are also forward-looking statements. These forward-looking statements reflect our predictions, expectations, or forecasts, including, but not limited to, statements regarding, and guidance with respect to, our strategy, our future financial and operational performance, future economic and market conditions, our strategic initiatives, our stock repurchase programs, including the execution and amount of repurchases, our ability to drive demand and accelerate revenue growth, our ability to scale in 2025, the strength of our pipeline, our ability to retain and attract customers and product partners, the benefit to us and our customers of integrations with our product partners, our development or delivery of new or enhanced solutions and anticipated results of those solutions for our customers, our ability to effectively implement, integrate, and service our customers, our market size and growth opportunities, our competitive positioning, projected costs, technological capabilities and plans, and objectives of management. Actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation, risks related to our business and industry, as well as those set forth in Item 1A. Risk Factors, or elsewhere, in our Annual Report on Form 10-K for the most recently ended fiscal year, any updates in our Quarterly Reports on Form 10-Q filed for periods subsequent to such Form 10-K, and our other SEC filings. These forward-looking statements are based on reasonable assumptions as of the date hereof. The plans, intentions, or expectations disclosed in our forward-looking statements may not be achieved, and you should not rely upon forward-looking statements as predictions of future events. We undertake no obligation, other than as required by applicable law, to update any forward-looking statements, whether as a result of new information, future events, or otherwise.

Consolidated Balance Sheets
(unaudited)
(in thousands, except share and per share data)

	As of
	December 31, 2024	December 31, 2023

Assets
Current assets:
Cash and cash equivalents	$92,765	$80,441
Accounts receivable, net	34,422	32,412
Prepaid expenses and other current assets	10,973	11,574
Total current assets	138,160	124,427
Property and equipment, net	2,167	3,337
Right of use assets, net	1,095	1,140
Intangible assets, net	201,522	251,060
Goodwill	610,063	610,063
Other assets	8,326	6,224
Total assets	$961,333	$996,251

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$6,798	$4,405
Accrued liabilities	29,383	30,673
Deferred revenue	17,170	17,224
Current portion of debt, net of debt issuance costs	3,678	3,542
Total current liabilities	57,029	55,844
Long-term debt, net of debt issuance costs	464,922	420,004
Deferred tax liabilities, net	11,287	10,823
Long-term deferred revenue	75	792
Other long-term liabilities	527	541
Total liabilities	$533,840	$488,004
Commitments and contingencies
Stockholders’ Equity:
Preferred stock, $0.001 par value; 50,000,000 shares authorized; zero shares issued and outstanding at December 31, 2024 and December 31, 2023	—	—
Common stock, $0.001 par value; 600,000,000 shares authorized, 76,049,681 and 78,447,701 shares issued and outstanding at December 31, 2024 and December 31, 2023, respectively	127	129
Additional paid-in capital	709,057	654,634
Accumulated deficit	(281,691)	(146,516)
Total stockholders’ equity	427,493	508,247
Total liabilities and stockholders’ equity	$961,333	$996,251

Consolidated Statements of Operations
(unaudited)
(in thousands, except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Revenues, net	$79,437	$74,579	$316,298	$303,617
Cost of revenues:
Subscription and services	21,766	20,389	89,273	90,362
Amortization of developed technology	4,863	4,641	19,255	18,129
Total cost of revenues	26,629	25,030	108,528	108,491
Gross profit	52,808	49,549	207,770	195,126
Operating expenses:
General and administrative	32,393	22,481	116,458	92,663
Research and development	10,045	10,703	39,454	47,517
Sales and marketing	10,687	9,580	43,182	35,792
Restructuring related costs	(139)	—	4,040	3,621
Total operating expenses	52,986	42,764	203,134	179,593
Operating (loss) income	(178)	6,785	4,636	15,533
Other (income) expense, net:
Interest and other income	(961)	(1,433)	(4,924)	(4,029)
Interest expense	8,880	10,031	38,424	38,158
Total other expense, net	7,919	8,598	33,500	34,129
Loss before income taxes	(8,097)	(1,813)	(28,864)	(18,596)
(Benefit from) provision for income taxes	(352)	27,761	908	23,943
Net loss	$(7,745)	$(29,574)	$(29,772)	$(42,539)

Net loss per share:
Basic	$(0.10)	$(0.38)	$(0.39)	$(0.53)
Diluted	$(0.10)	$(0.38)	$(0.39)	$(0.53)
Weighted average common stock outstanding:
Basic	75,629,246	78,767,040	76,270,632	80,349,895
Diluted	75,629,246	78,767,040	76,270,632	80,349,895

Net Revenues by Major Source
(unaudited)
(in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Subscription fees	$65,208	$61,999	$264,410	$256,787
Professional services	10,762	10,107	39,477	36,250
Other	3,467	2,473	12,411	10,580
Total	$79,437	$74,579	$316,298	$303,617

Net Revenues by Solution Type
(unaudited)
(in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Lending software solutions	$63,777	$59,471	$249,329	$232,199
Data verification software solutions	15,660	15,108	66,969	71,418
Total	$79,437	$74,579	$316,298	$303,617
% Growth (decline) attributable to:
Lending software solutions	6%		6%
Data verification software	1%		(1)%
Total % growth	7%		4%
___________

Percent Revenue Related to the Mortgage Loan Market
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Lending software solutions	11%	13%	11%	12%
Data verification software	57%	56%	56%	59%
Total % revenue related to mortgage loan market	20%	22%	20%	23%

Consolidated Statements of Cash Flows
(unaudited)
(in thousands)

	Year Ended December 31,
	2024	2023
Cash flows from operating activities:
Net (loss) income	$(29,772)	$(42,539)
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation	1,358	1,860
Amortization of intangible assets	56,894	55,969
Amortization of costs capitalized to obtain revenue contracts	4,056	3,342
Provision for expected credit losses	778	930
Amortization of debt issuance costs	653	1,085
Share-based compensation expense	51,355	30,550
Deferred income taxes	464	23,630
Loss on disposal of property and equipment	102	—
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(2,183)	(443)
Prepaid expenses and other assets	(5,655)	(7,007)
Accounts payable	2,435	3,170
Accrued liabilities	(1,912)	(2,514)
Deferred revenue	(771)	(69)
Net cash provided by operating activities	77,802	67,964
Cash flows from investing activities:
Capitalized software additions	(7,092)	(9,250)
Purchases of property and equipment	(367)	(943)
Return of escrow deposit	—	30,000
Funds received in connection with former business combination	—	1,219
Funds paid in connection with former business combination	—	(1,219)
Acquisition, net of cash acquired – Beanstalk Networks LLC	—	326
Net cash (used in) provided by investing activities	(7,459)	20,133
Cash flows from financing activities:
Repurchases of common stock	(104,847)	(61,171)
Excise taxes paid on share repurchases	(403)	—
Proceeds from exercise of stock options	6,885	2,373
Proceeds from employee stock purchase plan	1,807	1,679
Taxes paid related to net share settlement of restricted stock units	(5,886)	(1,667)
Principal payments of debt	(4,660)	(4,350)
Proceeds from debt issuance	50,000	—
Payments of debt issuance costs	(840)	—
Payments of deferred offering costs	(75)	(300)
Net cash used in financing activities	(58,019)	(63,436)
Net increase in cash and cash equivalents	12,324	24,661
Cash and cash equivalents, beginning of period	80,441	55,780
Cash and cash equivalents, end of period	$92,765	$80,441

Supplemental disclosures of cash flow information:
Cash paid for interest	$37,958	$37,018
Cash paid for income taxes	690	2,522
Non-cash investing and financing activities:
Shares withheld with respect to net settlement of restricted stock units	5,886	1,667
Initial recognition of operating lease liabilities	623	—
Initial recognition of operating lease right-of-use assets	592	—
Excise taxes payable included in repurchases of common stock	561	377
Share-based compensation expense included in capitalized software additions	265	303
Purchase price allocation adjustment related to income tax effects for StreetShares acquisition	—	1,132
Purchase price allocation adjustment for Beanstalk Networks LLC acquisition	—	274
Purchases of property and equipment included in accounts payable and accrued liabilities	2	80
Costs related to shelf registration on Form S-3 included in accrued liabilities	—	75
Vesting of restricted stock awards and restricted stock units	—	5

Reconciliation from GAAP to Non-GAAP Results
(unaudited)
(in thousands, except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023

Operating (loss) income	$(178)	$6,785	$4,636	$15,533
Add: Share-based compensation expense	16,672	8,335	51,362	31,213
Add: Employer payroll taxes on employee stock transactions	356	89	1,587	687
Add: Expenses associated with public offering	—	—	2,114	—
Add: Litigation-related charges(1)	—	—	1,864	—
Add: Expenses related to debt modification	—	—	473	—
Add: Restructuring related costs(2)	(139)	—	4,040	3,621
Add: Expenses associated with material weakness remediation(3)	840	—	1,347	—
Add: Acquisition related costs	277	—	277	—
Non-GAAP operating income	$17,828	$15,209	$67,700	$51,054
Operating margin	—%	9%	1%	5%
Non-GAAP operating margin	22%	20%	21%	17%

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023

Net loss	$(7,745)	$(29,574)	$(29,772)	$(42,539)
Add: Share-based compensation expense	16,672	8,335	51,362	31,213
Add: Employer payroll taxes on employee stock transactions	356	89	1,587	687
Add: Expenses associated with public offering	—	—	2,114	—
Add: Litigation-related charges(1)	—	—	1,692	—
Add: Expenses related to debt modification	—	—	473	—
Add: Restructuring related costs(2)	(139)	—	4,040	3,621
Add: Expenses associated with material weakness remediation(3)	840	—	1,347	—
Add: Acquisition related costs	277	—	277	—
Subtract: Income tax effect on non-GAAP items	(4,321)	(2,022)	(15,094)	(8,525)
Non-GAAP net income (loss)	$5,940	$(23,172)	$18,026	$(15,543)
Non-GAAP basic net income (loss) per share	$0.08	$(0.29)	$0.24	$(0.19)
Non-GAAP diluted net income (loss) per share	$0.08	$(0.29)	$0.23	$(0.19)
Weighted average shares used to compute Non-GAAP basic net income (loss) per share	75,629,246	78,767,040	76,270,632	80,349,895
Weighted average shares used to compute Non-GAAP diluted net income (loss) per share	79,132,641	78,767,040	79,906,602	80,349,895
Net loss margin	(10)%	(40)%	(9)%	(14)%
Non-GAAP net income (loss) margin	7%	(31)%	6%	(5)%

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023

Net loss	$(7,745)	$(29,574)	$(29,772)	$(42,539)
Interest expense	8,880	10,031	38,424	38,158
(Benefit from) provision for income taxes	(352)	27,761	908	23,943
Depreciation and amortization of intangible assets	14,563	14,441	58,252	57,829
Share-based compensation expense	16,672	8,335	51,362	31,213
Employer payroll taxes on employee stock transactions	356	89	1,587	687
Expenses associated with public offering	—	—	2,114	—
Litigation-related charges(1)	—	—	1,692	—
Expenses related to debt modification	—	—	473	—
Restructuring related costs(2)	(139)	—	4,040	3,621
Expenses associated with material weakness remediation(3)	840	—	1,347	—
Acquisition related costs	277	—	277	—
Deferred revenue reduction from purchase accounting for acquisitions prior to 2022	—	19	—	78
Adjusted EBITDA	$33,352	$31,102	$130,704	$112,990
Net loss margin	(10)%	(40)%	(9)%	(14)%
Adjusted EBITDA margin	42%	42%	41%	37%
_______________
(1) Litigation-related charges pertains to litigation settlements and related legal fees. During the year ended December 31, 2024, we incurred $1.5 million in settlements of class action lawsuits and $0.4 million related to third-party legal fees directly related to the settlements. During the year ended December 31, 2024, we recognized a $0.2 million gain on a favorable litigation settlement. The gain was recognized in interest and other income on our consolidated statements of operations.
(2) Restructuring related costs for the year ended December 31, 2024 and 2023 are inclusive of net acceleration (forfeitures) of share-based compensation associated with restructuring in the amount of ($0.0 million) and ($0.7 million), respectively.
(3) Expenses for services performed by a third party consultant related to efforts to remediate our previously identified material weakness.

Reconciliation from GAAP to Non-GAAP Results
(unaudited)
(in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Cost of revenue	$26,629	$25,030	$108,528	$108,491
Less: Share-based compensation expense	1,308	930	4,705	3,848
Less: Employer payroll taxes on employee stock transactions	48	21	277	157
Less: Amortization of developed technology	4,863	4,641	19,255	18,129
Non-GAAP cost of revenue	$20,410	$19,438	$84,291	$86,357
Cost of revenue as a % of revenue	34%	34%	34%	36%
Non-GAAP cost of revenue as a % of revenue	26%	26%	27%	28%

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
General and administrative	$32,393	$22,481	$116,458	$92,663
Less: Share-based compensation expense	10,297	4,519	29,984	16,456
Less: Employer payroll taxes on employee stock transactions	210	30	641	246
Less: Expenses associated with public offering	—	—	2,114	—
Less: Litigation-related charges	—	—	1,864	—
Less: Expenses related to debt modification	—	—	473	—
Less: Expenses associated with material weakness remediation	840	—	1,347	—
Less: Acquisition related costs	277	—	277	—
Less: Depreciation expense	293	381	1,358	1,860
Less: Amortization of intangible assets	9,407	9,419	37,639	37,840
Non-GAAP general & administrative	$11,069	$8,132	$40,761	$36,261
General and administrative as a % of revenue	41%	30%	37%	31%
Non-GAAP general and administrative as a % of revenue	14%	11%	13%	12%

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Research and development	$10,045	$10,703	$39,454	$47,517
Less: Share-based compensation expense	3,000	1,692	9,663	7,060
Less: Employer payroll taxes on employee stock transactions	60	26	383	189
Non-GAAP research and development	$6,985	$8,985	$29,408	$40,268
Research and development as a % of revenue	13%	14%	12%	16%
Non-GAAP research and development as a % of revenue	9%	12%	9%	13%

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Sales and marketing	$10,687	$9,580	$43,182	$35,792
Less: Share-based compensation expense	2,067	1,194	7,010	3,849
Less: Employer payroll taxes on employee stock transactions	38	12	286	95
Non-GAAP sales and marketing	$8,582	$8,374	$35,886	$31,848
Sales and marketing as a % of revenue	13%	13%	14%	12%
Non-GAAP sales and marketing as a % of revenue	11%	11%	11%	10%

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Net cash provided by operating activities	$13,813	$12,478	$77,802	$67,964
Less: Capitalized software	1,609	2,246	7,092	9,250
Less: Capital expenditures	154	596	367	943
Free cash flow	$12,050	$9,636	$70,343	$57,771
Net cash provided by operating actives as a % of revenue	17%	17%	25%	22%
Free cash flow as a % of revenue	15%	13%	22%	19%